Exhibit 10.2

AMENDMENT AGREEMENT

THIS AMENDMENT AGREEMENT (this "Agreement"), dated as of December 11, 2008 is entered into by and between Telanetix, Inc., a Delaware corporation (the "Company"), Enable Growth Partners LP ("Enable Growth"), Enable Opportunity Partners LP ("Enable Opportunity"), Pierce Diversified Strategy Maser Fund LLC, ena ("Pierce") and Crescent International Ltd. ("Crescent" and collectively with Enable Growth, Enable Opportunity and Pierce, the "Holders"). Capitalized terms used herein, but not otherwise defined, shall have the meanings ascribed to such terms in the Exchange Agreement (as defined below).

WHEREAS, the Company and the Holders are parties to that certain Securities Purchase Agreement dated December 28, 2006, pursuant to which the Company issued to the Holders, among other securities, common stock purchase warrants to purchase shares of Common Stock (the "December 2006 Warrants");

WHEREAS, the Company and the Holders are parties to that certain Securities Purchase Agreement dated February 12, 2007, pursuant to which the Company issued to the Holders, among other securities, common stock purchase warrants to purchase shares of Common Stock (the "February 2007 Warrants");

WHEREAS, the Company, Enable Growth and Pierce are parties to that certain Securities Purchase Agreement dated March 27, 2008 (the "March Purchase Agreement") pursuant to which the Company issued to Enable Growth and Pierce, among other securities, common stock purchase warrants to purchase shares of Common Stock (the "March 2008 Warrants");

WHEREAS, the Company and the Holders are parties to that certain Securities Exchange Agreement dated June 30, 2008 (the "Exchange Agreement") pursuant to which the Company issued to the Holders Amended and Restated Senior Secured Convertible Debentures, due June 30, 2014 (the "June 2008 Debentures");

WHEREAS, the Company and Enable Growth are parties to that certain Debenture and Warrant Purchase Agreement dated August 13, 2008 (the "August Purchase Agreement" and collectively with the March Purchase Agreement and Exchange Agreement, the "Prior Agreements") pursuant to which the Company issued to Enable Growth Senior Secured Convertible Debentures due June 30, 2014 (the "August 2008 Debentures") and common stock purchase warrants to purchase Common Stock (the "August 2008 Warrants");

WHEREAS, pursuant to that certain Securities Purchase Agreement dated October 31, 2008, Enable Growth purchased from each of Hudson Bay Fund, LP, and Hudson Bay Overseas Fund, Ltd. (together, "Hudson Bay"), all of the debentures previously issued by the Company to Hudson Bay (the "HB Debentures" and collectively with the June 2008 Debentures and the August 2008 Debentures, the "Debentures") and common stock purchase warrants previously issued by the Company to Hudson Bay (the "HB Warrants" and collectively with the December 2006 Warrants, February 2007 Warrants, March 2008 Warrants and August 2008 Warrants, the "Warrants");

WHEREAS, the Company has requested that the Holders agree to certain waivers and amendments, and the Holders have agreed to such request, subject to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the terms and conditions contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound hereby, agree as follows:

1. Adjustment to Warrants.

(a) Exercise Price.  The Exercise Price of the Warrants is hereby adjusted to equal $0.40 per share, subject to further adjustment as set forth in the Warrants. As such, Section 2(b) of the Warrants is hereby deleted in its entirety and replaced with the following: "Exercise Price.  The exercise price per share of the Common Stock under this Warrant shall be $0.40, subject to adjustment hereunder (the "Exercise Price")."

(b) Warrant Shares. Each Holder hereby agrees to a one-time waiver of the increase in the number of Warrant Shares issuable pursuant to Section 3(b) of the Warrants as a result of the issuance of the debenture and warrant by the Company to the purchasers under the Debenture and Warrant Purchase Agreement of even date herewith, which if not waived would have resulted in the number of Warrant Shares being increased such that the aggregate exercise price payable upon exercise of the Warrants, after taking into account the decrease in the exercise price of such Warrants to $0.40, would equal the aggregate exercise price prior to such adjustment.

2. Adjustment to Conversion Price of Debentures. The Conversion Price of the Debentures is hereby adjusted to equal $0.40 per share, subject to further adjustment as set forth in the Debentures. As such, Section 4(b) of the Debentures is hereby deleted in its entirety and replaced with the following: "Conversion Price.  The conversion price in effect on any Conversion Date shall be equal to $0.40, subject to adjustment herein (the "Conversion Price")."

3. Interest.  The parties hereto hereby agree that interest payable on the Debentures shall be, as of the date hereof, payable quarterly at the rate of (a) 0% per annum from October 1, 2008 until September 30, 2009, (b) 13.5% per annum from October 1, 2009 until September 30, 2012 and (c) 18% per annum from October 1, 2012 until the Maturity Date of such Debenture. As such, Section 2(a) of each Debenture is hereby deleted in its entirety and replaced with the following:

"(a)           Payment of Interest in Cash or Kind. The Company shall pay interest to the Holder on the aggregate unconverted and then outstanding principal amount of this Debenture at the rate of (i) 0% per annum from October 1, 2008 until September 30, 2009, (ii) 13.5% per annum from October 1, 2009 until September 30, 2012 and (iii) 18% per annum from October 1, 2012 until the Maturity Date, payable quarterly on January 1, April 1, July 1 and October 1, beginning on the first such date after October 1, 2008, on each Optional Redemption Date (as to that principal amount then being redeemed) and on the Maturity Date (each such date, an "Interest Payment Date") (if any Interest Payment Date is not a Business Day, then the applicable payment shall be due on the next succeeding Business Day), in cash or duly authorized, validly issued, fully paid and non-assessable shares of Common Stock at the Interest Conversion Rate (the dollar amount to be paid in shares of Common Stock, the "Interest Share Amount") or a combination thereof; provided, however, that payment in shares of Common Stock may only occur if (i) all of the Equity Conditions have been met (unless waived by the Holder in writing) during the 20 Trading Days immediately prior to the applicable Interest Payment Date  (the "Interest Notice Period") and through and including the date such shares of Common Stock are issued to the Holder, (ii) the Company shall have given the Holder notice in accordance with the notice requirements set forth below and (iii) as to such Interest Payment Date, not less than 2 Trading Days prior to such Interest Payment Date, the Company shall have delivered to the Holder's account with The Depository Trust Company a number of shares of Common Stock to be applied against such Interest Share Amount equal to the quotient of (x) the applicable Interest Share Amount divided by (y) the then Conversion Price (the "Interest Conversion Shares").  In addition to the payment of interest described above, on each Conversion Date, Forced Conversion Date and Optional Redemption Date, the Company shall pay the Holder via a bank check or wire transfer in the amount equal to all interest that would have accrued if the principal amount subject to such Notice of Conversion, Forced Conversion Notice or Optional Redemption Notice, as applicable, had remained outstanding through the Maturity Date."

4. Representations and Warranties of the Company.  The Company hereby makes the representations and warranties set forth below to the Holders as of the date of its execution of this Agreement:

(a) Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder.  The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company's stockholders in connection therewith other than in connection with the Required Approvals.  This Agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b) No Conflicts.  The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the Company's or any Subsidiary's certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(c) Equal Consideration.  Except as set forth in this Agreement, no consideration has been offered or paid to any person to amend or consent to a waiver, modification, forbearance or otherwise of any provision of any of the Debentures or Warrants.

(d) Survival and Bring Down.  All of the Company's representations and warranties contained in this Agreement shall survive the execution, delivery and acceptance of this Agreement by the parties hereto.  The Company expressly reaffirms that each of the representations and warranties set forth in the Prior Agreements (as supplemented or qualified by the disclosures in any disclosure schedule to any Prior Agreement), continues to be true, accurate and complete in all material respects as of the date hereof (except as set forth in the disclosure schedules provided by the Company pursuant to the Debenture and Warrant Purchase Agreement of even date herewith (the "December 2008 Disclosure Schedule"), and except for any representation and warranty made as of a certain date, in which case such representation and warranty shall be true, accurate and complete as of such date), and the Company hereby remakes and incorporates herein by reference each such representation and warranty (as qualified by the December 2008 Disclosure Schedule) as though made on the date of this Agreement.

5. Representations and Warranties of the Holders.  Each Holder hereby makes the representation and warranty set forth below to the Company as of the date of its execution of this Agreement. Such Holder represents and warrants that (a) the execution and delivery of this Agreement by it and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on its behalf and (b) this Agreement has been duly executed and delivered by such Holder and constitutes the valid and binding obligation of such Holder, enforceable against it in accordance with its terms except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

6. Public Disclosure.  On or before 9:30 am (Eastern Time) on the Trading Day immediately following the date hereof, the Company shall file a Current Report on Form 8-K, reasonably acceptable to the Holders disclosing the material terms of the transactions contemplated hereby and attaching this Agreement as an exhibit thereto. The Company shall consult with the Holders in issuing any other press releases with respect to the transactions contemplated hereby.

7. Effect on Transaction Documents. Except as expressly set forth above, all of the terms and conditions of the Prior Agreements, Debentures and Warrants shall continue in full force and effect after the execution of this Agreement and shall not be in any way changed, modified or superseded by the terms set forth herein, including, but not limited to, any other obligations the Company may have to the Holders under the Prior Agreements, Debentures and Warrants.  Notwithstanding the foregoing, this Agreement shall be deemed for all purposes as an amendment to any and all of the Prior Agreements, Debentures and Warrants as required to serve the purposes hereof, and in the event of any conflict between the terms and provisions of any other of the Prior Agreements, Debentures or Warrants, on the one hand, and the terms and provisions of this Agreement, on the other hand, the terms and provisions of this Agreement shall prevail.

8. Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and the Holders.

9. Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be delivered as set forth in the Exchange Agreement.

10. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties; provided, however, that no party may assign this Agreement or the obligations and rights of such party hereunder without the prior written consent of the other parties hereto.

11. Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a ".pdf" format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or ".pdf" signature page were an original thereof.

12. Fees and Expenses.  Except as expressly set forth herein, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

13. Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be determined pursuant to the Governing Law provision of the Exchange Agreement.

14. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

15. Construction. The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise this Agreement and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments hereto.

16. Entire Agreement.  This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into this Agreement.

17. Headings.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof

18. Independent Nature of Holders' Obligations and Rights.  The obligations of each Holder hereunder are several and not joint with the obligations of any other Holders hereunder, and no Holder shall be responsible in any way for the performance of the obligations of any other Holder hereunder. Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any Holder pursuant hereto, shall be deemed to constitute the Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holders are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement. Each Holder shall be entitled to protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Holder to be joined as an additional party in any proceeding for such purpose.

19. Re-Issuance of Debentures and Warrants. Upon the written request of either any of the Holders or the Company, each party shall use commercially reasonable efforts to deliver the instruments representing the original Debentures and Warrants to the Company in exchange for replacement instruments that reflect the revised terms of such securities as set forth in this Agreement.

20. Default Under Debentures. Each of the Holders hereby waives any default or breach that may have resulted by way of the Company's failure to make the interest payment due on October 1, 2008, November 1, 2008 and December 1, 2008 when due and in accordance with the terms of the Debentures, and acknowledges that such payment obligations are extinguished in all respects as a result of the adjustment to the interest rate payable in respect of the Debentures as set forth in Section 3.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

TELANETIX, INC.
By:/s/ Douglas N. Johnson
     Name: Douglas N. Johnson
     Title:  Chief Executive Officer

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SIGNATURE PAGE FOR HOLDERS FOLLOW]

[HOLDER'S SIGNATURE PAGE TO TNXI AMENDMENT AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Amendment Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Holder: Crescent International Ltd.
Signature of Authorized Signatory of Holder: /s/ Maxi Brezzi
Name of Authorized Signatory: Maxi Brezzi
Title of Authorized Signatory: Authorized Signatory

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[HOLDER'S SIGNATURE PAGE TO TNXI AMENDMENT AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Amendment Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Holder: Enable Growth Partners LP
Signature of Authorized Signatory of Holder: /s/ Brendan O'Neil
Name of Authorized Signatory: Brendan O'Neil
Title of Authorized Signatory: President and Chief Investment Officer

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[HOLDER'S SIGNATURE PAGE TO TNXI AMENDMENT AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Amendment Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Holder: Enable Opportunity Partners LP
Signature of Authorized Signatory of Holder: /s/ Brendan O'Neil
Name of Authorized Signatory: Brendan O'Neil
Title of Authorized Signatory: President and Chief Investment Officer

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 [HOLDER'S SIGNATURE PAGE TO TNXI AMENDMENT AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Amendment Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Holder: Pierce Diversified Strategy Maser Fund LLC, ena
Signature of Authorized Signatory of Holder: /s/ Brendan O'Neil
Name of Authorized Signatory: Brendan O'Neil
Title of Authorized Signatory: President and Chief Investment Officer